Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

By and Between

BARNES & NOBLE, INC.

and

BARNES & NOBLE EDUCATION, INC.

Dated as of [•]

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01.	Definitions	1
SECTION 1.02.	Glossary of Defined Terms	4

ARTICLE II

General Principles

SECTION 2.01.	BNED Employees	4
SECTION 2.02.	Transferred to BNED Employees	5
SECTION 2.03.	Collectively Bargained Employees	5
SECTION 2.04.	Liabilities	5
SECTION 2.05.	Benefit Plans	6
SECTION 2.06.	Payroll Services	6

ARTICLE III

Bonuses

SECTION 3.01.	BNED Employee Annual Bonuses	6
SECTION 3.02.	BNED Employee Retention Bonuses	6

ARTICLE IV

Service Credit

SECTION 4.01.	B&N Benefit Plans	6
SECTION 4.02.	BNED Benefit Plans	6

ARTICLE V

Severance

SECTION 5.01.	Post-Distribution Severance	7
SECTION 5.02.	Transferred To BNED Employees	7

ARTICLE VI

Certain Welfare Benefit Plan Matters

SECTION 6.01.	BNED Welfare Plans	7
SECTION 6.02.	Allocation of Welfare Benefit Claims	8
SECTION 6.03.	Workers’ Compensation Claims	8
SECTION 6.04.	COBRA	8

ARTICLE VII

Defined Benefit Pension Plan

SECTION 7.01.	B&N Defined Benefit Pension Plan	9

ARTICLE VIII

Defined Contribution Plan

SECTION 8.01.	BNED 401(k) Plan	9
SECTION 8.02.	Trust-to-Trust Transfer	9
SECTION 8.03.	Employer 401(k) Plan Contributions	10
SECTION 8.04.	Limitation of Liability	10

ARTICLE IX

Nonqualified Deferred Compensation

SECTION 9.01.	B&N Deferred Compensation Plan	10
SECTION 9.02.	Section 409A	11

ARTICLE X

Flexible Spending Arrangements; Transportation Reimbursement Arrangements

SECTION 10.01.	Flexible Spending Arrangements	11
SECTION 10.02.	Transportation Reimbursement Arrangements	11

ARTICLE XI

Vacation

SECTION 11.01.	Vacation	12

ARTICLE XII

B&N Equity Compensation Awards

SECTION 12.01.	Treatment of Outstanding B&N Stock Options	13
SECTION 12.02.	Treatment of Outstanding B&N Restricted Stock Units	13
SECTION 12.03.	Treatment of Outstanding B&N Restricted Shares	13

ARTICLE XIII

Benefit Plan Reimbursements

SECTION 13.01.	Pre-Separation Benefit Plan Matters	14

ARTICLE XIV

Cooperation; Access to Information; Litigation; Confidentiality

SECTION 14.01.	Cooperation	14
SECTION 14.02.	Access to Information; Litigation; Confidentiality	15

ARTICLE XV

Reimbursements

SECTION 15.01.	Reimbursements by the BNED Group	15
SECTION 15.02.	Invoices	15

ARTICLE XVI

Termination

SECTION 16.01.	Termination	15
SECTION 16.02.	Effect of Termination	15

ARTICLE XVII

Indemnification

SECTION 17.01.	Incorporation of Indemnification Provisions of Separation Agreement	15

ARTICLE XVIII

Further Assurances; Tax Treatment of Certain Amounts Paid Pursuant to this Agreement

SECTION 18.01.	Further Assurances	15
SECTION 18.02.	Tax Treatment of Certain Amounts Paid Pursuant to this Agreement	16

ARTICLE XIX

Miscellaneous

SECTION 19.01.	Administration	17
SECTION 19.02.	Employment Tax Reporting Responsibility	17
SECTION 19.03.	Confidentiality	17
SECTION 19.04.	Additional Provisions	18

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], by and between BARNES & NOBLE, INC., a Delaware corporation (“B&N”), and BARNES & NOBLE EDUCATION, INC., a Delaware corporation (“BNED”, and together with B&N, the “Parties”).

R E C I T A L S

WHEREAS the Parties have entered into the Separation and Distribution Agreement (the “Separation Agreement”) dated as of July [            ], 2015, pursuant to which B&N intends to effect the Distribution; and

WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits as well as arrangements with certain non-employee service providers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.

“BNED Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the BNED Group or to which any member of the BNED Group is a party.

“BNED Employee” shall mean, as of any applicable date, each Employee employed by a member of the BNED Group, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, short-term disability or long-term disability) from which such employee is permitted to return to active employment in accordance with the BNED Group’s personnel policies, but excluding any Former BNED Employee.

“BNED Service Provider” shall mean, as of an applicable date, each Service Provider providing services to a member of the BNED Group.

“B&N Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the B&N Group or to which any member of the B&N Group is a party.

“B&N Benefit Plan Costs Reimbursement Amounts” shall mean, with respect to any calendar month ending at or after the Distribution, the amount, if any, of the B&N Benefit Plan Costs plus the B&N COBRA Costs incurred by the members of the B&N Group during such calendar month (in each case, as set forth in Section 13.01), which amount shall be paid pursuant to Section 15.01.

“B&N Service Provider” shall mean, as of an applicable date, each Service Provider providing services to a member of the B&N Group.

“B&N Welfare Plan” shall mean each Welfare Plan sponsored or maintained by a member of the B&N Group.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable similar state or local laws.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Employee” shall mean any individual employed by another Person.

“Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation of an Employee or Service Provider.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Fair Market Value” of a share of B&N Common Stock or BNED Common Stock shall mean, with respect to any given date, the per share closing price of the shares of B&N Common Stock or BNED Common Stock, respectively, as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if such stock is not then listed on the New York Stock Exchange, the per share closing price of such stock as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the shares of such stock are traded. If the B&N Common Stock or BNED Common Stock on any such date is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of a share of such stock shall be determined by the Compensation Committee of B&N or BNED, as applicable, in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of shares of B&N Common Stock or BNED Common Stock shall, in all events, be determined in accordance with Code Section 409A.

“Former BNED Employee” shall mean, as of any applicable date, each individual who (a) as of immediately prior to such individual’s termination of employment with a member of the B&N Group or the BNED Group was an Employee of the BNED Group and (b) as of such applicable date, is not an Employee of any member of the B&N Group or the BNED Group.

“Former BNED Service Provider” shall mean each individual that is a former Service Provider of a member of the BNED Group.

“Regular Trading Hours” shall mean the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

“Service Provider” shall mean any individual providing services for another Person, whether as an independent contractor or other similar role (other than as an Employee).

“Subsidiary” of any Person shall mean any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that, solely for purposes of this Agreement, BNED and its Subsidiaries shall not be considered Subsidiaries of B&N (or members of the Barnes & Noble Group) prior to, on or following the Distribution.

“Taxing Authority” shall have the meaning set forth in the TMA.

“Tax Return” shall have the meaning set forth in the TMA.

“Trading Day” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the New York Stock Exchange and ending with the determination of the closing price on the New York Stock Exchange.

“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits.

“Workers’ Compensation Event” shall mean the event, injury, illness or condition giving rise to a workers compensation claim with respect to a BNED Employee.

“Workers’ Compensation Reimbursement Amounts” shall mean the amount, if any, by which (i) the amount actually payable by the members of the B&N Group in respect of the participation of BNED Employees and Former BNED Employees in the B&N Workers Compensation Plan for any period prior to the Distribution exceeds (ii) the amount that the B&N Group charged the members of the BNED Group in respect of such period of participation.

SECTION 1.02. Glossary of Defined Terms. The following terms shall have the meanings set forth in the Sections set forth below:

Definition	Section
Agreement	Preamble
BNED	Preamble
BNED 401(k) Plan	8.01
BNED Cafeteria Plan	10.01(a)
BNED Restricted Share	12.03
BNED Transportation Plan	10.02(a)
BNED Welfare Plans	6.01
BNED Workers’ Compensation Plan	6.03
B&N	Preamble
B&N 401(k) Plan	8.01
B&N Benefit Plan Costs	13.01
B&N Cafeteria Plan	10.01(a)
B&N COBRA Costs	13.01
B&N Deferred Compensation Plan	9.01
B&N Option	12.01
B&N Pension Plan	7.01
B&N Restricted Share	12.03
B&N RSU	12.02
B&N Transportation Plan	10.02(a)
B&N Workers’ Compensation Plan	6.03
Claiming Party	18.02(f)
Converted BNED RSUs	12.02
Other Party	18.02(g)
Parties	Preamble
Separation Agreement	Recitals
Specified Welfare Plan Date	6.01
Transferred to BNED Employee	2.02

ARTICLE II

General Principles

SECTION 2.01. BNED Employees. All BNED Employees as of immediately prior to the Distribution shall continue to be employees of the BNED Group immediately following the Distribution.

SECTION 2.02. Transferred to BNED Employees. Prior to the Distribution, B&N shall, or shall cause its Subsidiaries to, transfer or cause to be transferred to a member of the BNED Group the employment of each Employee set forth on Schedule 2.02, effective as of the Distribution, such that these individuals are not Employees of the B&N Group at the time of the Distribution. Schedule 2.02 may be updated by mutual agreement of B&N and BNED from time to time prior to the Distribution. Each Employee who is transferred to the BNED Group pursuant to this Section 2.02 is referred to herein as a “Transferred to BNED Employee”. Following the transfer of a Transferred to BNED Employee to a member of the BNED Group, such Transferred to BNED Employee shall be deemed a BNED Employee for purposes of this Agreement.

SECTION 2.03. Collectively Bargained Employees. All provisions contained in this Agreement shall apply equally to any Employee who is covered by a collective bargaining or other labor union agreement, except to the extent that any such agreement specifically provides for the benefit contemplated by such provision and, in each such case, the agreement shall apply rather than the terms of this Agreement.

SECTION 2.04. Liabilities. Except as otherwise provided in this Agreement, the members of the BNED Group shall be responsible for all actual or potential employment Liabilities with respect to BNED Employees and Former BNED Employees arising prior to, on or following the Distribution relating to periods during which such BNED Employees and Former BNED Employees were employed by the BNED Group. Notwithstanding the immediately preceding sentence, except as otherwise specifically provided in this Agreement, effective as of the Distribution, (a) the members of the B&N Group shall be responsible for such Liabilities with respect to Transferred to BNED Employees arising prior to the Distribution during which such Transferred to BNED Employees were employed by the B&N Group and (b) the members of the BNED Group shall be responsible for all such Liabilities arising at or after the Distribution during which such Transferred to BNED Employees were employed by the BNED Group. Except as otherwise specifically provided in this Agreement, the provisions of this Agreement do not apply to BNED Service Providers and Former BNED Service Providers and the members of the BNED Group shall be responsible for all actual or potential Liabilities relating to services provided by BNED Service Providers and Former BNED Service Providers to members of the BNED Group during any period, including (i) Liabilities relating to the misclassification of any Person as a Service Provider and not as an Employee of a member of the BNED Group, (ii) Liabilities for Taxes (including any Employment Taxes) with respect to services provided by such BNED Service Provider or Former BNED Service Provider to any member of the BNED Group, (iii) accounts payable owed to any BNED Service Provider or Former BNED Service Provider by any member of the BNED Group and (iv) any claims made by any BNED Service Provider or Former BNED Service Provider with respect to benefits under any Benefit Plan accrued with respect to services provided to any member of the BNED Group.

SECTION 2.05. Benefit Plans. Except as otherwise specifically provided in this Agreement, as of the Distribution, each BNED Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the BNED Group shall cease to be a participating employer in, all B&N Benefit Plans, including the B&N Benefit Plans listed on Schedule 2.05, and, as of such time, BNED shall, or shall cause its Subsidiaries to, have in effect such corresponding BNED Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement. As of immediately following the Distribution, except as otherwise specifically provided in this Agreement, (a) B&N shall, or shall cause one or more members of the B&N Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all B&N Benefit Plans, and (b) BNED shall, or shall cause one of the members of the BNED Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all BNED Benefit Plans.

SECTION 2.06. Payroll Services. Subject to the Transition Services Agreement, prior to, upon and after the Distribution, the BNED Group shall be solely responsible for providing payroll services to the BNED Employees and Former BNED Employees, and BNED shall be solely responsible for any Liabilities with respect to garnishments of the salary and wages of the BNED Employees.

ARTICLE III

Bonuses

SECTION 3.01. BNED Employee Annual Bonuses. On or following the Distribution, BNED shall retain all Liabilities with respect to the payment of any annual bonus awards to each eligible BNED Employee, including, for the avoidance of doubt, with respect to the year in which the Distribution occurs.

SECTION 3.02. BNED Employee Retention Bonuses. On or following the Distribution, BNED shall assume or retain all Liabilities with respect to the payment of any retention bonus awards to each eligible BNED Employee as set forth on Schedule 3.02, including, for the avoidance of doubt, with respect to any retention bonuses pursuant to plans, agreements or arrangements sponsored by any member of the B&N Group or to which any member of the B&N Group is a party.

ARTICLE IV

Service Credit

SECTION 4.01. B&N Benefit Plans. From and after the Distribution, service of BNED Employees with any member of the BNED Group or any other employer, as applicable, other than any member of the B&N Group shall not be taken into account for any purpose under the corresponding B&N Benefit Plan.

SECTION 4.02. BNED Benefit Plans. Unless prohibited by applicable law, BNED shall, and shall cause its Subsidiaries to, credit service accrued by each BNED Employee with, or otherwise recognized for benefit plan purposes by, any member of the B&N Group or the BNED Group at the time of or prior to the Distribution for all purposes, including for purposes of (a) eligibility and vesting under each BNED Benefit Plan under which service is relevant in determining eligibility or vesting, (b) determining the amount of severance payments and benefits (if any) payable under each BNED Benefit Plan that provides severance payments or benefits and (c) determining the number of vacation days to which each such Employee will be entitled following the Distribution, in the case of clauses (a), (b) and (c), (i) to the same extent recognized by the relevant members of the B&N Group or BNED Group or the corresponding B&N Benefit Plan or BNED Benefit Plan immediately prior to the Distribution Date and (ii) except to the extent such credit would result in a duplication of benefits for the same period of service.

ARTICLE V

Severance

SECTION 5.01. Post-Distribution Severance. The BNED Group shall be solely responsible for all severance or other separation payments and benefits relating to the termination or alleged termination of any BNED Employee’s employment that occurs at the time of or following the Distribution.

SECTION 5.02. Transferred To BNED Employees. Unless required by applicable law or by the terms of any individual agreement, none of the Transferred To BNED Employees shall be deemed to have terminated employment for purposes of determining eligibility for severance or other separation payments and benefits as a result of the transfers contemplated by Section 2.02 of this Agreement; provided, however, that in the event such transfers result in severance or other separation payments or benefits to any Transferred To BNED Employee, the B&N Group shall be solely responsible for all such Liabilities.

ARTICLE VI

Certain Welfare Benefit Plan Matters

SECTION 6.01. BNED Welfare Plans. Notwithstanding Section 2.05, effective as of the end of the calendar month in which the Distribution occurs (such date, the “Specified Welfare Plan Date”), BNED will establish the Welfare Plans listed on Schedule 6.01 (collectively, the “BNED Welfare Plans”) to provide welfare benefits to the BNED Employees (and their dependents and beneficiaries) and as of the Specified Welfare Plan Date, each BNED Employee (and his or her dependants and beneficiaries) will cease active participation in the corresponding B&N Welfare Plan. For the avoidance of doubt, for purposes of this Article VI, BNED Employees shall include any Former BNED Employee who was receiving severance payments from a member of the B&N Group or the BNED Group as of the Distribution.

SECTION 6.02. Allocation of Welfare Benefit Claims. Notwithstanding Section 2.05, (a) the members of the B&N Group shall retain Liability and responsibility in accordance with the applicable B&N Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by BNED Employees and Former BNED Employees (and their dependents and beneficiaries) under such plans on or prior to the Specified Welfare Plan Date and (b) the members of the BNED Group shall retain Liability and responsibility in accordance with the BNED Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by BNED Employees (and their dependents and beneficiaries) following the Specified Welfare Plan Date. Notwithstanding the foregoing, BNED shall be obligated to reimburse B&N for the B&N Benefit Plan Costs as provided in Section 13.01. For purposes of this Section 6.02, a benefit claim shall be deemed to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits.

SECTION 6.03. Workers’ Compensation Claims. Notwithstanding Section 2.05, in the case of any workers’ compensation claim of any BNED Employee or Former BNED Employee who participates in a workers’ compensation plan of a member of the B&N Group (a “B&N Workers’ Compensation Plan”), such claim shall be covered (a) under such B&N Workers’ Compensation Plan if the Workers’ Compensation Event occurred prior to the Distribution, and (b) under a workers’ compensation plan of the BNED Group (each, a “BNED Workers’ Compensation Plan”) if the Workers’ Compensation Event occurs on or after the Distribution. If the Workers’ Compensation Event occurs over a period both preceding and following the Distribution, the claim shall be covered jointly under the B&N Workers’ Compensation Plan and the BNED Workers’ Compensation Plan and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Distribution. Notwithstanding the foregoing, BNED shall be obligated to reimburse B&N for the Workers’ Compensation Reimbursement Amounts in accordance with Section 15.01.

SECTION 6.04. COBRA. Notwithstanding Section 2.05, in the event that a BNED Employee or Former BNED Employee (a) was receiving, or was eligible to receive, continuation health coverage pursuant to COBRA on or prior to the Specified Welfare Plan Date, B&N and the B&N Welfare Plans shall be responsible for all Liabilities to such Employee (or his or her eligible dependents) in respect of COBRA; and (b) becomes eligible to receive continuation health coverage pursuant to COBRA following the Specified Welfare Plan Date, BNED and the BNED Welfare Plans shall be responsible for all Liabilities to such Employee (or his or her eligible dependents) in respect of COBRA. Notwithstanding the foregoing, BNED shall be obligated to reimburse B&N for the B&N COBRA Costs as provided in Section 13.01. BNED shall indemnify, defend and hold harmless the members of the B&N Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by BNED, or the failure of BNED to meet its COBRA obligations, to BNED Employees, Former BNED Employees and their respective eligible dependents.

ARTICLE VII

Defined Benefit Pension Plan

SECTION 7.01. B&N Defined Benefit Pension Plan. Notwithstanding Section 2.05 or any other provision of this Agreement to the contrary, following the Distribution, the B&N Group shall retain sponsorship of the B&N, Inc. Employees’ Retirement Plan (the “B&N Pension Plan”) and all assets and Liabilities arising out of or relating to the B&N Pension Plan. The obligations of the members of the BNED Group to provide information to the members of the B&N Group in connection with the payment of benefits to the BNED Employees and Former BNED Employees pursuant to the B&N Pension Plan are set forth in Section 14.01.

ARTICLE VIII

Defined Contribution Plan

SECTION 8.01. BNED 401(k) Plan. Effective as of the Distribution, BNED will establish a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “BNED 401(k) Plan”) providing benefits to the BNED Employees participating in any tax-qualified defined contribution plan sponsored by any member of the B&N Group (the “B&N 401(k) Plan”) as of the Distribution.

SECTION 8.02. Trust-to-Trust Transfer. As of the Distribution, a member of the B&N Group shall cause to be transferred from the B&N 401(k) Plan to the BNED 401(k) Plan the assets and liabilities relating to the account balances of the BNED Employees (whether vested or unvested) in accordance with the applicable requirements of all applicable laws, including the Code. From and after the time that the transfer is complete, as described in the immediately preceding sentence, a member of the BNED Group shall administer the accounts of BNED Employees in the BNED 401(k) Plan in accordance with all applicable laws, including the Code. Except as otherwise provided for in this Section 8.02, such transfer of assets shall consist of cash, cash equivalents or participant loan receivables equal to all the accrued benefit Liabilities relating to all account balances referred to in the first sentence of this Section 8.02, including such Liabilities for the beneficiaries of the BNED Employees and including such accrued benefit Liabilities arising under any applicable qualified domestic relations order. As of the Distribution, a member of the BNED Group shall direct the trustee of the BNED 401(k) Plan to accept such transfers of assets and Liabilities from the B&N 401(k) Plan. No later than 30 days prior to the date of the transfer of assets and Liabilities pursuant to this Section 8.02, B&N shall, to the extent necessary and with the cooperation of BNED as necessary, file Internal Revenue Service Form 5310-A regarding such transfer of assets and Liabilities from the B&N 401(k) Plan to the BNED 401(k) Plan, as described in this Section 8.02. Following the foregoing transfer, the BNED Group and/or the BNED 401(k) Plan shall assume all Liabilities of the B&N Group under the B&N 401(k) Plan with respect to all participants in the B&N 401(k) Plan whose balances were transferred to the BNED 401(k) Plan and their beneficiaries pursuant to such transfer, and the B&N Group and the B&N 401(k) Plan shall have no Liabilities to provide such participants with benefits under the B&N 401(k) Plan following such transfer. B&N and BNED shall use reasonable efforts to minimize the duration of any “blackout period” imposed in connection with each transfer of account balances from the B&N 401(k) Plan to the BNED 401(k) Plan. BNED will cooperate with B&N in effecting a transition of all outstanding 401(k) loans of BNED Employees in a manner designed to prevent a deemed distribution. BNED shall indemnify, defend and hold harmless the members of the B&N Group from and against any and all Liabilities relating to, arising out of or resulting from the transfers described in this Section 8.02. For the avoidance of doubt, this Section 8.02 does not apply to the account balance of any Former BNED Employee in the B&N 401(k) Plan, and prior to, on and following the Distribution the B&N 401(k) Plan shall retain all assets and Liabilities with respect to the account balance of any Former BNED Employee, and the B&N Group and the B&N 401(k) Plan shall retain responsibility to provide any such Former BNED Employee with benefits under the B&N 401(k) Plan.

SECTION 8.03. Employer 401(k) Plan Contributions. The B&N Group shall remain responsible for employer contributions under the B&N 401(k) Plan with respect to any BNED Employees relating to periods prior to the Distribution. On and following the Distribution, the BNED Group will be responsible for all employer contributions under the BNED 401(k) Plan with respect to any BNED Employees.

SECTION 8.04. Limitation of Liability. For the avoidance of doubt, (a) B&N shall have no responsibility for any failure of BNED to properly administer the BNED 401(k) Plan in accordance with its terms and applicable law, including any failure to properly administer the accounts of BNED Employees and their beneficiaries in such BNED 401(k) Plan and (b) B&N shall have no responsibility for any failure of B&N to properly administer the accounts of BNED Employees and their beneficiaries in the B&N 401(k) Plan prior to the Distribution.

ARTICLE IX

Nonqualified Deferred Compensation

SECTION 9.01. B&N Deferred Compensation Plan. Effective as of the Distribution, the participation of any BNED Employee or Former BNED Employee in the B&N, Inc. Deferred Compensation Plan (the “B&N Deferred Compensation Plan”) will terminate, and B&N will accelerate in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v) all payments and benefits owed to the BNED Employees and Former BNED Employees pursuant to the B&N Deferred Compensation Plan. Following the payment or distribution of such amounts to the BNED Employees, the members of the B&N Group shall have no actual or potential Liabilities relating to, arising out of or resulting from the participation of the BNED Employees and Former BNED Employees in the B&N Deferred Compensation Plan.

SECTION 9.02. Section 409A. B&N and BNED shall cooperate in good faith and use reasonable best efforts to ensure that that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any BNED Employee or Former BNED Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

ARTICLE X

Flexible Spending Arrangements; Transportation Reimbursement Arrangements

SECTION 10.01. Flexible Spending Arrangements. (a) Effective as of the Distribution, BNED Employees will cease participation in the flexible spending arrangements under each cafeteria plan qualifying under Section 125 of the Code sponsored by any member of the B&N Group (the “B&N Cafeteria Plan”). Effective as of the Distribution, BNED or its Subsidiaries will establish flexible spending arrangements under a cafeteria plan qualifying under Section 125 of the Code (the “BNED Cafeteria Plan”).

(b) Promptly following the Distribution, with respect to each BNED Employee who has a flexible spending arrangement under the B&N Cafeteria Plan, B&N shall, or shall cause its Subsidiaries to, transfer to BNED or its Subsidiaries all relevant records relating to the flexible spending arrangements of such BNED Employee under the B&N Cafeteria Plan and any other information necessary for the administration of the BNED Cafeteria Plan with respect to such flexible spending arrangements. Promptly following the Distribution, BNED shall, or shall cause its Subsidiaries to, cause the BNED Cafeteria Plan to accept a spin-off with respect to the flexible spending arrangement of each individual who is a BNED Employee and who has a flexible spending arrangement under the B&N Cafeteria Plan from the account for the BNED Group in the B&N Cafeteria Plan and to honor and continue, through the end of the plan year in which the Distribution occurs, the elections made by such employee with respect to a flexible spending arrangement under the B&N Cafeteria Plan for such plan year. For the avoidance of doubt, neither Party shall be obligated to make any additional payment to the other Party with respect to any overfunding or underfunding of the account for the BNED Group in the B&N Cafeteria Plan at the time of the spin-off described in the immediately preceding sentence because such account is held separate from the accounts relating to other members of the B&N Group in the B&N Cafeteria Plan. On and after the Distribution, the BNED Group shall assume and be solely responsible for all claims by BNED Employees under the B&N Cafeteria Plan, whether incurred prior to, on or after the Distribution, that have not been paid in full as of the Distribution, and following the Distribution BNED shall indemnify, defend and hold harmless the members of the B&N Group from and against any and all Liabilities relating to, arising out of or resulting from claims for reimbursement under the B&N Cafeteria Plan with respect to BNED Employees that are not paid in full as of the Distribution.

SECTION 10.02. Transportation Reimbursement Arrangements. (a) Effective as of the Distribution, BNED Employees will cease participation in the transportation reimbursement account plan sponsored by any member of the B&N Group (the “B&N Transportation Plan”). Effective as of the Distribution, BNED or its Subsidiaries will establish a transportation reimbursement account plan (the “BNED Transportation Plan”).

(b) Promptly following the Distribution, with respect to each BNED Employee who has a transportation reimbursement account under the B&N Transportation Plan, B&N shall, or shall cause its Subsidiaries to, transfer to BNED or its Subsidiaries all relevant records relating to the transportation reimbursement account of such BNED Employee under the B&N Transportation Plan and any other information necessary for the administration of the BNED Transportation Plan with respect to such transportation reimbursement account. Promptly following the Distribution, BNED shall, or shall cause its Subsidiaries to, cause the BNED Transportation Plan to accept a spin-off with respect to the transportation reimbursement account of each individual who is a BNED Employee and who has a transportation reimbursement account under the B&N Transportation Plan from the account for the BNED Group in the B&N Transportation Plan and to honor and continue, through the end of the plan year in which the Distribution occurs, the elections made by such employee with respect to a transportation reimbursement account under the B&N Transportation Plan for such plan year. For the avoidance of doubt, neither Party shall be obligated to make any additional payment to the other Party with respect to any overfunding or underfunding of the account for the BNED Group in the B&N Transportation Plan at the time of the spin-off described in the immediately preceding sentence because such account is held separate from the accounts relating to other members of the B&N Group in the B&N Transportation Plan. On and after the Distribution, the BNED Group shall assume and be solely responsible for all claims by BNED Employees under the B&N Transportation Plan, whether incurred prior to, on or after the Distribution, that have not been paid in full as of the Distribution, and following the Distribution BNED shall indemnify, defend and hold harmless the members of the B&N Group from and against any and all Liabilities relating to, arising out of or resulting from claims for reimbursement under the B&N Transportation Plan with respect to BNED Employees that are not paid in full as of the Distribution.

ARTICLE XI

Vacation

SECTION 11.01. Vacation. The BNED Group shall retain all Liability for vacation accruals and benefits with respect to each BNED Employee and Former BNED Employee; provided, however, that with respect to each Transferred To BNED Employee, (a) for purposes of determining the number of vacation days to which such Employee shall be entitled following the Distribution, BNED and its Subsidiaries shall assume and honor all vacation days accrued or earned but not yet taken by such Employee, if any, as of the Distribution, and (b) to the extent such Employee is entitled under any applicable law or any policy of his or her respective employer that is a member of the B&N Group, as the case may be, to be paid for any vacation days accrued or earned but not yet taken by such Employee as of the Distribution, BNED shall discharge the Liability for such vacation days.

ARTICLE XII

B&N Equity Compensation Awards

SECTION 12.01. Treatment of Outstanding B&N Stock Options. Notwithstanding any provision of this Agreement or the Separation Agreement to the contrary, at the time of the Distribution, each outstanding option to purchase B&N Common Stock (each, a “B&N Option”) that was granted under or pursuant to any equity compensation plan of B&N, and that, at the time of the Distribution, is held by any BNED Employee, will vest as of the Distribution, and the employment with B&N of any BNED Employee who holds any such B&N Option will be treated as terminated for purposes of exercising such B&N Option. Each such Employee may exercise any B&N Option during the 180-day period following the Distribution (or, if earlier, until the expiration of such B&N Option), and will receive the number of shares of B&N common stock underlying the exercised portion of such B&N Option less the number of shares having a Fair Market Value equal to the (a) applicable exercise price of such B&N Option and (b) the employee-paid portion of any Taxes (including Employment Taxes) required to be withheld, if any, upon exercise or settlement of such B&N Option.

SECTION 12.02. Treatment of Outstanding B&N Restricted Stock Units. In connection with the Distribution, all outstanding restricted stock units payable in shares of B&N Common Stock or the value of which is determined by reference to the value of shares of B&N Common Stock that were granted under or pursuant to any equity compensation plan of B&N (each, a “B&N RSU”) held by any BNED Employee shall be adjusted as necessary to provide that, as of the Distribution, each B&N RSU held by a BNED Employee will be converted into a restricted stock unit award on the same terms and conditions as were applicable under such B&N RSU immediately prior to the Distribution, with respect to a number of shares of BNED Common Stock with a Fair Market Value equal to the aggregate value of such B&N RSUs as of immediately prior to the Distribution (determined based on the Fair Market Value of a share of B&N Common Stock as of the Distribution Date) (the “Converted BNED RSUs”). As of the Distribution, the BNED Group shall assume all the obligations of B&N with respect to the Converted BNED RSUs and the agreements evidencing the grants thereof, and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BNED Common Stock for delivery upon settlement of the Converted BNED RSUs.

SECTION 12.03. Treatment of Outstanding B&N Restricted Shares. In connection with the Distribution, each B&N Service Provider who holds restricted shares of B&N Common Stock (each, a “B&N Restricted Share”) will receive, as of the time of the Distribution, restricted shares of BNED Common Stock (each, a “BNED Restricted Share”) in accordance with the terms and conditions of the award agreements for such B&N Restricted Shares, in an amount determined in the same manner as for other shareholders of B&N Common Stock based on a distribution ratio to be determined by B&N in its sole discretion, rounded down to the nearest whole number of shares. The treatment of any fractional shares in respect of such BNED Restricted Shares will be treated in accordance with Section 5.02 of the Separation Agreement. Such BNED Restricted Shares shall be subject to the same vesting requirements and dates and other terms and conditions as the B&N Restricted Shares to which they relate (including the right to receive dividends or other distributions paid on B&N Common Stock).

ARTICLE XIII

Benefit Plan Reimbursements

SECTION 13.01. Pre-Separation Benefit Plan Matters. Following the Distribution, the members of the BNED Group shall remain responsible for reimbursing the members of the B&N Group for costs (a) relating to compensation and benefits provided to the BNED Employees and Former BNED Employees as a result of participation in the B&N Benefit Plans set forth on Schedule 13.01 prior to the Distribution, or with respect to any B&N Welfare Plan, on or prior to the Specified Welfare Plan Date (such costs, the “B&N Benefit Plan Costs”); and (b) relating to compensation and benefits provided to BNED Employees or Former BNED Employees pursuant to the B&N Welfare Plans in respect of COBRA (such costs, the “B&N COBRA Costs”), in each case, that are not charged directly to the members of the BNED Group in the ordinary course of business consistent with past practice; provided, however, that, except as otherwise specifically provided in this Agreement, in no event shall any member of the BNED Group be required to reimburse any member of the B&N Group for the cost of any Benefit Plan related Liabilities for which the B&N Group remains ultimately responsible pursuant to this Agreement.

ARTICLE XIV

Cooperation; Access to Information; Litigation; Confidentiality

SECTION 14.01. Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any Employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, (a) B&N and BNED shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information, (b) B&N and BNED shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the U.S. or otherwise) in connection with the services provided by one Party to the other Party, (c) B&N and BNED shall cooperate in administering the B&N Pension Plan and (d) B&N and BNED shall cooperate in good faith in connection with the notification and consultation with labor unions and other employee representatives of Employees of the B&N Group and the BNED Group. The obligations of the B&N Group and the BNED Group to cooperate pursuant to this Section 14.01 shall remain in effect until the later of (i) the date all audits of all Benefit Plans with respect to which a Party may have Information have been completed or (ii) the date the applicable statute of limitations with respect to such audits has expired.

SECTION 14.02. Access to Information; Litigation; Confidentiality. Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XV

Reimbursements

SECTION 15.01. Reimbursements by the BNED Group. Promptly following the last business day of each calendar month following the Distribution, B&N shall provide BNED with one or more invoices that set forth the aggregate (a) Workers’ Compensation Reimbursement Amounts and (b) B&N Benefit Plan Costs Reimbursement Amounts incurred by a member of the B&N Group during such calendar quarter. Within 30 days following BNED’s receipt of each such invoice, BNED shall pay B&N an amount in cash equal to the aggregate amounts set forth on such invoice.

SECTION 15.02. Invoices. All invoices provided pursuant to this Article XIV shall be denominated in U.S. dollars.

ARTICLE XVI

Termination

SECTION 16.01. Termination. This Agreement may be terminated by B&N at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

SECTION 16.02. Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE XVII

Indemnification

SECTION 17.01. Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Article VI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XVIII

Further Assurances; Tax Treatment of Certain Amounts Paid Pursuant to this Agreement

SECTION 18.01. Further Assurances. Article X of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

SECTION 18.02. Tax Treatment of Certain Amounts Paid Pursuant to this Agreement. (a) With respect to any B&N Option held by BNED Employees and Former BNED Employees that is exercised or canceled after the date of the Distribution:

(i) BNED or one of its Subsidiaries, as applicable, shall claim any U.S. Federal, state and local income Tax deduction arising as a result of such exercise or cancellation and B&N and its Subsidiaries shall not claim such deduction;

(ii) Without limiting the generality of Section 2.06, BNED or one of its Subsidiaries (as applicable) shall be responsible for remitting all Taxes required to be withheld upon such exercise, including all payroll or employment Taxes, to the appropriate Taxing Authority and shall be responsible for all obligations relating to the reporting of income producing such Taxes to the Taxing Authority, and B&N and its Subsidiaries shall not be responsible for such withholding and reporting;

(iii) The Parties shall cooperate to cause the proceeds of the sale of any shares of B&N Common Stock withheld pursuant to Section 12.01 in respect of Taxes described in Section 18.02(a)(ii) above to be deposited in a bank account of BNED; and

(iv) The intent of the Parties is for BNED and its Subsidiaries to receive the benefit of any deduction and to bear the responsibility for all Tax withholding and reporting with respect to such B&N Options, and this Agreement shall be construed (and the Parties shall cooperate) to effect such intent.

(b) Any U.S. Federal, state and local income Tax deduction arising as a result of the vesting and settlement of any Converted BNED RSU held by BNED Employees and Former BNED Employees shall, in each case, be claimed (if and when permitted by applicable Law) by BNED or one of its Subsidiaries, as applicable.

(c) Any U.S. Federal, state and local income Tax deduction arising as a result of the payment of any annual bonus award or retention bonus award to BNED Employees and Former BNED Employees pursuant to Section 3.01 or Section 3.02, respectively, shall, in each case, be claimed (if and when permitted by applicable Law) by BNED or one of its Subsidiaries, as applicable and, subject to Section 18.02(g), B&N shall not so claim.

(d) Any U.S. Federal, state and local income Tax deduction arising as a result of the vesting of any B&N Restricted Shares or BNED Restricted Shares held by an individual who is a B&N Service Provider following the Distribution shall, in each case, be claimed (if and when permitted by applicable Law) by B&N or one of its Subsidiaries, as applicable and, subject to Section 18.02(g), BNED shall not so claim.

(e) Any U.S. Federal, state and local income Tax deduction arising as a result of the vesting of any B&N Restricted Shares or BNED Restricted Shares held by an individual who is a BNED Service Provider following the Distribution shall, in each case, be claimed (if and when permitted by applicable Law) by BNED or one of its Subsidiaries, as applicable.

(f) B&N, if respect to an individual that is a B&N Service Provider following the Distribution, or one of its Subsidiaries, or BNED, if respect to an individual that is a BNED Service Provider following the Distribution, or one of its Subsidiaries shall be responsible for all obligations relating to the reporting of income resulting from the vesting of any B&N Restricted Shares or BNED Restricted Shares.

(g) Notwithstanding Sections 18.02(a)(i), (b), (c), (d) and (e), if a deduction claimed by the party with the right to claim the deduction pursuant to such Section (the “Claiming Party”) or one of its Subsidiaries is disallowed by a Taxing Authority for any reason, the party other than the Claiming Party (the “Other Party”) or one of its Subsidiaries, as applicable, shall amend its applicable Tax Return to claim such deduction and pay to the Claiming Party an amount equal to the Tax benefit actually realized by the Other Party or any of its Subsidiaries resulting from such deduction; provided, however, that the Claiming Party, upon the request of the Other Party, shall repay any amount paid to the Claiming Party under this Section 18.02(g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event the Other Party or its Subsidiary, as applicable, is required to surrender such Tax benefit.

ARTICLE XIX

Miscellaneous

SECTION 19.01. Administration. BNED hereby acknowledges that B&N has provided administration services for certain BNED Benefit Plans and BNED agrees to assume responsibility for the administration and administration costs of such plans and each other BNED Benefit Plan. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution.

SECTION 19.02. Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the alternate procedure for U.S. employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35. Accordingly, the members of the B&N Group shall not have any employment tax reporting responsibilities, and the members of the BNED Group shall have full employment tax reporting responsibilities, for BNED Employees from and after the Distribution.

SECTION 19.03. Confidentiality. (a) Each of B&N and BNED, on behalf of itself and each Person in its respective Group, shall, and shall cause its respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives to, hold, in strict confidence and not release or disclose, with at least the same degree of care, but no less than a reasonable degree of care, that it applies to its own confidential and proprietary Information pursuant to policies in effect as of the Distribution, all Information concerning the other Group or its business that is either in its possession (including Information in its possession prior to the Distribution) or furnished by the other Group or its respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder, except, in each case, to the extent that such Information is (i) in the public domain through no fault of any member of the B&N Group or the BNED Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by any of B&N, BNED or its respective Group, Employees, directors or agents, accountants, counsel and other advisors and representatives, as applicable, which sources are not themselves bound by a confidentiality obligation to the knowledge of any of B&N, BNED or Persons in its respective Group, as applicable, (iii) independently generated without reference to any proprietary or confidential Information of the B&N Group or the BNED Group, as applicable, or (iv) required to be disclosed by law; provided, however, that the Person required to disclose such Information gives the applicable Person prompt, and to the extent reasonably practicable, prior notice of such disclosure and an opportunity to contest such disclosure and shall use commercially reasonable efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person. In the event that such appropriate protective order or other remedy is not obtained, the Person that is required to disclose such Information shall furnish, or cause to be furnished, only that portion of such Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Information. Notwithstanding the foregoing, each of B&N and BNED may release or disclose, or permit to be released or disclosed, any such Information concerning the other Group (A) to their respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of the obligations hereunder with respect to such Information) and (B) to any nationally recognized statistical rating agency as it reasonably deems necessary, solely for the purpose of obtaining a rating of securities upon normal terms and conditions; provided, however, that the Party whose Information is being disclosed or released to such rating agency is promptly notified thereof.

(b) Without limiting the foregoing, when any Information concerning the other Group or its business is no longer needed for the purposes contemplated by this Agreement, each of B&N and BNED will, promptly after request of the other Party, either return all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party, as applicable, that it has destroyed such Information (and used commercially reasonable efforts to destroy all such Information electronically preserved or recorded within any computerized data storage device or component (including any hard-drive or database)).

SECTION 19.04. Additional Provisions. Sections 12.01 to 12.14 of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandi.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

BARNES & NOBLE, INC.

By
Name:
Title:

BARNES & NOBLE EDUCATION, INC.

By
Name:
Title: